Exhibit 10.6

FIFTH AMENDMENT TO PREFERRED EQUITY PURCHASE AGREEMENT

THIS FIFTH AMENDMENT TO PREFERRED EQUITY PURCHASE AGREEMENT (this “Amendment”), dated May 29, 2026, is entered into by and among the investment entities named on the signature pages hereto (each, an “Investor” and collectively, the “Investors”) and APPLIED DIGITAL CORPORATION, a company incorporated under the laws of the State of Nevada (the “Company”). Capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, the Investors and the Company are parties to that certain Preferred Equity Purchase Agreement, dated as of April 30, 2025, as amended by that certain First Amendment, dated as of August 14, 2025, that certain Second Amendment, dated as of September 11, 2025, that certain Third Amendment, dated as of October 7, 2025 and that certain Fourth Amendment, dated as of October 21, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which, the Company has issued and sold and has agreed to further issue and sell shares of the Preferred Stock to the Investors;

WHEREAS, APLD Intermediate HoldCo LLC, a Delaware limited liability company, the Company, First National Bank of Omaha, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent, and the lenders and issuing banks from time to time party thereto are entering into that certain Credit Agreement, of even date herewith (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, as a condition and material inducement to the effectiveness of the Credit Agreement, the Administrative Agent has requested that the Company and the Investors enter into this Amendment to provide additional credit support to the lenders thereunder;

WHEREAS, the Administrative Agent and the lenders and issuing banks party to the Credit Agreement are relying upon this Amendment in consummating the transactions contemplated thereby;

WHEREAS, Section 12.02 of the Purchase Agreement provides that any provision of the Purchase Agreement may be amended by an instrument in writing signed by the Parties; and

WHEREAS, the Parties desire to amend the Purchase Agreement on the terms and conditions hereafter set forth.

NOW, THEREFORE, in exchange for good and valuable consideration, the sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Amendments to the Purchase Agreement. The Purchase Agreement is hereby amended as follows:

1.1 Section 2.01(a)(i) is hereby amended to (x) delete the two (2) references to “$75,000,000” and replace each of them with “$150,000,000” and (y) delete the reference to “Business Day” and replace it with “calendar day.”

1.2	New subsection (e) is hereby added to Section 2.02 of the Purchase Agreement as follows:

“The Company may, in its sole and absolute discretion, extend the time for an Investor’s performance, including without limitation, delivery of a Settlement Document, to pay the Purchase Price, or to otherwise perform any other covenant or obligation under this Agreement, for up to three (3) Business Days, on written notice to the Investor stating the obligation, the time period being so extended and the date to which such period is being extended (each, a “Cure Notice”). Upon delivery by the Company of a Cure Notice, the Investor shall have until the date set forth in the Cure Notice to perform the obligations stated therein, in accordance with the terms of this Agreement, as extended by the Cure Notice. It being understood and agreed that the delivery of a Cure Notice is solely within the Company’s absolute discretion, and delivery of a Cure Notice in any one instance shall not excuse any other performance, nor shall it obligate the Company to issue any further or future Cure Notices.”

1.3	New Section 6.20 is hereby added to the Purchase Agreement as follows:

“Funding Account. All proceeds from the sale of the Put Shares will be funded into the account set forth on Annex II hereto.”

1.4 Section 7.01(c) is hereby amended to delete the reference to “$75,000,000” and replace it with “$150,000,000.”

1.5 Section 10.01(a) is hereby amended to delete the reference to “September 11, 2028” and replace it with “August 28, 2029.”

2. Miscellaneous.

2.1 Ratification of Purchase Agreement; Full Force and Effect; Conflicts. Other than as expressly modified pursuant to this Amendment, all of the terms, conditions and other provisions of the Purchase Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms. No reference to this Amendment need be made in any instrument or document making reference to the Purchase Agreement, and any reference to the Purchase Agreement in any such instrument or document shall be deemed a reference to the Purchase Agreement as amended hereby. This Amendment shall apply and be effective only with respect to the provisions of the Purchase Agreement specifically referred to herein.

2.2 Other Matters. The provisions of Article IX (Choice of Law/Jurisdiction), Article XI (Notices), Section 12.01 (Counterparts), Section 12.02 (Entire Agreement; Amendments), Section 12.04 (Expenses) and Section 12.06 (Brokerage) of the Purchase Agreement shall apply mutatis mutandis to this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to the Preferred Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

APPLIED DIGITAL CORPORATION

By:
Name:	Saidal L. Mohmand
Title:	Chief Financial Officer

[Signature Page to the Fifth Amendment to the Preferred Equity Purchase Agreement]

[INVESTOR SIGNATURE PAGES TO FIFTH AMENDMENT TO
THE PREFERRED EQUITY PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Fifth Amendment to the Preferred Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

Name of Investor: __________________________________

Signature of Authorized Signatory of Investor: __________________________________

Name of Authorized Signatory: __________________________________

Title of Authorized Signatory: __________________________________

Email Address of Authorized Signatory: __________________________________

Address for Notice to Investor: __________________________________